Exhibit 99

AZTAR

News Release

FOR IMMEDIATE RELEASE

AZTAR REPORTS SECOND-QUARTER 2006 RESULTS

            PHOENIX, July 19, 2006 -- Aztar Corporation (NYSE: AZR) today reported financial results for its 2006 second quarter, including property EBITDA from continuing operations of $60.2 million, compared with $57.9 million in the year-earlier quarter.
            Second-quarter 2006 revenue was $221.9 million, compared with $221.4 million in the comparable 2005 quarter. The company reported a net loss of $66.1 million for the 2006 quarter, largely attributable to payment of a fee and associated expenses totaling $78.0 million related to termination of its merger agreement with Pinnacle Entertainment, Inc.; net income was $15.5 million in the 2005 second quarter. Reported diluted net loss per share was $1.84 in the 2006 second quarter, compared with diluted net income per share of 41 cents in the 2005 quarter. Adjusted diluted net income per share was 35 cents in the 2006 second quarter, which is after stock option compensation expense equivalent to two cents per share, compared with 38 cents in the 2005 second quarter.
Merger-Related Expenses
            On May 19, 2006, the company announced it had signed a merger agreement with Wimar Tahoe Corporation d/b/a Columbia Entertainment, the gaming affiliate of Columbia Sussex Corporation. Prior to signing that merger agreement, the company terminated its earlier merger agreement with Pinnacle and paid to Pinnacle a termination fee of $52.16 million and termination expenses of $25.84 million. The payment is not deductible for tax purposes. The payment to Pinnacle and certain other costs, consisting mainly of professional fees, are reported as merger-related expenses.
Property EBITDA
            Property EBITDA in the 2006 second quarter includes construction accident related expenses of $2.0 million and insurance recoveries of $3.6 million, compared with expenses of $0.9 million and recoveries of $0.3 million in the 2005 second quarter. Other income (expense) of ($0.4) million consists of insurance recoveries for the rebuilding of the damaged portion of the Tropicana Atlantic City expansion after the construction accident that occurred on October 30, 2003, net of direct costs to obtain the recoveries, compared to $2.9 million in the comparable 2005 quarter.
Discontinued Operations
            Results for Casino Aztar in Caruthersville, Missouri, are reported as discontinued operations, net of income taxes, reflecting our commitment to sell or close that property as part of our merger agreement with Columbia Entertainment.
Capital Expenditures
            In the second quarter of 2006, purchases of property and equipment totaled $18 million. Approximately $12 million of the total was spent on routine capital expenditures, and $6 million went for development.

Aztar Second Quarter Earnings Release
July 19, 2006                Page 2

Year-to-Date Results
            Consolidated revenue was $443.2 million in the first half of 2006, compared with $437.3 million in the first half of 2005. Property EBITDA from continuing operations was $120.8 million in the 2006 period, compared with $109.8 million a year earlier. First-half 2006 net loss was $62.9 million, equivalent to $1.77 per diluted share, compared with net income of $25.4 million, equivalent to 68 cents per diluted share, in the first half of 2005. Adjusted diluted net income per share was 72 cents in the 2006 first half, which is after stock option compensation expense equivalent to four cents per share, compared with 67 cents in the 2005 first half.
Fiscal Year Change
            The company changed its fiscal year to the calendar year, effective December 31, 2005. The company previously used a 52/53 week fiscal year ending on the Thursday nearest December 31. The information in this release for the 2006 first half reflects the company's results of operations for a 181-day period beginning January 1, 2006 and ending June 30, 2006. The 2005 first half contained 182 days, beginning on December 31, 2004, and ending on June 30, 2005.
Status of Merger with Columbia Entertainment
            Our merger with Columbia Entertainment is subject to approval by Aztar shareholders and the satisfaction of customary closing conditions, including the receipt of necessary gaming and other regulatory approvals. On June 21, 2006, Aztar and Columbia Entertainment filed the required notifications and report forms under the Hart-Scott-Rodino Act. On July 14, 2006, the company filed with the SEC a preliminary proxy statement in connection with the approval of the transaction by Aztar shareholders. Initial filings regarding approval of the transaction have been made by Columbia Entertainment in each of New Jersey, Nevada and Indiana. Columbia Entertainment is also in the process of preparing filings relating to their financing of the transaction in each of Louisiana and Mississippi. The merger is presently expected to close in the fourth quarter of 2006.
            In our merger agreement with Columbia Entertainment, we agreed to use commercially reasonable efforts to sell our Missouri property, Casino Aztar Caruthersville. To assist us in those efforts, we have retained an investment banking firm. We are currently in discussions with, and have received indications of interest from, several potential buyers. Approval by Missouri gaming authorities will be required for any transaction involving the sale of our Missouri property.
Conference Call
            Our second-quarter 2006 earnings conference call is scheduled to be broadcast live on the Internet beginning at 4:30 p.m. Eastern Time on Wednesday, July 19, 2006. Individuals may access the live audio webcast through our website at www.aztar.com. The call also will be available on replay through that website following the call.

Aztar Second Quarter Earnings Release
July 19, 2006                Page 3

Selected Results ($ in millions, except ADR, which is Average Daily Rate)

	Second Quarter		Year to Date
	2006	2005	2006	2005
	(unaudited)		(unaudited)

Tropicana Atlantic City
Revenue	$124.9	$122.7	$241.7	$234.5
EBITDA	$36.3	$30.9	$67.6	$52.0
Depreciation and amortization	$12.0	$10.9	$25.1	$21.6
Operating income	$24.3	$20.0	$42.5	$30.4

EBITDA margin	29.1%	25.2%	28.0%	22.2%
Operating income margin	19.5%	16.3%	17.6%	13.0%

Occupancy	95.6%	91.9%	91.9%	86.5%
ADR	$104.70	$94.74	$101.15	$89.81

Tropicana Las Vegas
Revenue	$39.6	$41.8	$80.5	$84.0
EBITDA	$8.2	$10.7	$17.7	$21.7
Depreciation and amortization	$1.4	$1.5	$2.7	$2.9
Operating income	$6.8	$9.2	$15.0	$18.8

EBITDA margin	20.7%	25.6%	22.0%	25.8%
Operating income margin	17.2%	22.0%	18.6%	22.4%

Occupancy	96.1%	100.0%	95.8%	98.8%
ADR	$87.90	$92.17	$90.16	$95.78

Ramada Express Laughlin
Revenue	$24.6	$23.4	$52.0	$49.9
EBITDA	$6.3	$6.0	$15.0	$14.8
Depreciation and amortization	$1.8	$1.6	$3.8	$3.3
Operating income	$4.5	$4.4	$11.2	$11.5

EBITDA margin	25.6%	25.6%	28.8%	29.7%
Operating income margin	18.3%	18.8%	21.5%	23.0%

Occupancy	67.5%	70.2%	74.9%	75.7%
ADR	$40.02	$38.12	$36.13	$34.19

Aztar Second Quarter Earnings Release
July 19, 2006                Page 4
Casino Aztar Evansville
Revenue		$32.8		$33.5		$69.0		$68.9
EBITDA		$9.4		$10.3		$20.5		$21.3
Depreciation and amortization		$1.8		$1.9		$3.6		$3.7
Operating income		$7.6		$8.4		$16.9		$17.6

EBITDA margin		28.7%		30.7%		29.7%		30.9%
Operating income margin		23.2%		25.1%		24.5%		25.5%

Occupancy		89.8%		93.2%		89.2%		88.8%
ADR		$64.41		$63.92		$63.07		$63.83

Property
Revenue		$221.9		$221.4		$443.2		$437.3
EBITDA		$60.2		$57.9		$120.8		$109.8
Depreciation and amortization		$17.0		$15.9		$35.2		$31.5
Operating income		$43.2		$42.0		$85.6		$78.3

EBITDA margin		27.1%		26.2%		27.3%		25.1%
Operating income margin		19.5%		19.0%		19.3%		17.9%

Corporate
EBITDA	$	(85.3)	$	(5.2)	$	(91.7)	$	(13.2)
Depreciation and amortization		$0.0		$0.0		$0.0		$0.0
Tropicana Las Vegas capitalized development costs write-off		$0.0		$0.0		$26.0		$0.0
Operating income (loss)	$	(85.3)	$	(5.2)	$	(117.7)	$	(13.2)

Consolidated
Revenue		$221.9		$221.4		$443.2		$437.3
EBITDA	$	(25.1)		$52.7		$29.1		$96.6
Depreciation and amortization		$17.0		$15.9		$35.2		$31.5
Tropicana Las Vegas capitalized development costs write-off		$0.0		$0.0		$26.0		$0.0
Operating income (loss)	$	(42.1)		$36.8	$	(32.1)		$65.1
Income (loss) from continuing operations	$	(67.0)		$14.9	$	(64.5)		$24.1

EBITDA margin		-11.3%		23.8%		6.6%		22.1%
Operating income (loss) margin		-19.0%		16.6%		-7.2%		14.9%
Income (loss) from continuing operations margin		-30.2%		6.7%		-14.6%		5.5%

Margins
Margins are calculated as a percentage of revenue.

Aztar Second Quarter Earnings Release
July 19, 2006                Page 5

EBITDA Explanation and Reconciliation
EBITDA is net income (loss) before discontinued operations, income taxes, interest expense, interest income, other income (expense), Tropicana Las Vegas capitalized development costs write-off and depreciation and amortization. EBITDA should not be construed as a substitute for either operating income (loss) or net income (loss) as they are determined in accordance with generally accepted accounting principles (GAAP). Management uses EBITDA as a measure to compare operating results among our properties and between accounting periods. We manage cash and finance our operations at the corporate level. We manage the allocation of capital among properties at the corporate level. We also file a consolidated income tax return. Management accordingly believes EBITDA is useful as a measure of operating results at the property level because it reflects the results of operating decisions at that level separated from the effects of tax and financing decisions that are managed at the corporate level. We also use EBITDA as the primary operating performance measure in our bonus programs for executive officers. Management also believes that EBITDA is a commonly used measure of operating performance in the gaming industry and is an important basis for the valuation of gaming companies. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies and, therefore, any such differences must be considered when comparing performance among different companies. While management believes EBITDA provides a useful perspective for some purposes, EBITDA has material limitations as an analytical tool. For example, among other things, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect the requirements for such replacements. Tropicana Las Vegas capitalized development costs write-off, other income (expense), interest expense, net of interest income, income taxes and discontinued operations are also not reflected in EBITDA. Therefore, management does not consider EBITDA in isolation, and it should not be considered as a substitute for measures determined in accordance with GAAP. A reconciliation of EBITDA with operating income (loss) and net income (loss) as determined in accordance with GAAP is shown below (in millions).

Aztar Second Quarter Earnings Release
July 19, 2006                Page 6
	Second Quarter			Year to Date
	2006	2005	2006	2005
	(unaudited)			(unaudited)
EBITDA
Tropicana Atlantic City	$36.3	$30.9	$67.6	$52.0
Tropicana Las Vegas	8.2	10.7	17.7	21.7
Ramada Express Laughlin	6.3	6.0	15.0	14.8
Casino Aztar Evansville	9.4	10.3	20.5	21.3
Property EBITDA	60.2	57.9	120.8	109.8
Corporate	(85.3)	(5.2)	(117.7)	(13.2)
Depreciation and amortization	(17.0)	(15.9)	(35.2)	(31.5)
Operating income (loss)	(42.1)	36.8	(32.1)	65.1
Other income (expense)	(0.4)	2.9	2.2	4.4
Interest income	0.5	0.3	0.9	0.5
Interest expense	(14.1)	(14.2)	(28.3)	(28.0)
Income taxes	(10.9)	(10.9)	(7.2)	(17.9)
Income (loss) from continuing operations	(67.0)	14.9	(64.5)	24.1
Discontinued operations, net of income taxes	0.9	0.6	1.6	1.3
Net income (loss)	$ (66.1)	$15.5	$ (62.9)	$25.4

Adjusted Diluted Earnings Per Share

	Second Quarter		Year to Date
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Net income (loss) per common share assuming dilution:
As reported	$(1.84)	$.41	$(1.77)	$.68
Adjustments:
Construction accident related expenses	..03	..02	..06	..02
Construction accident insurance recoveries	( .06)	( .01)	(.13)	(.01)
Other income (expense)	.01	( .04)	(.04)	(.07)
Defined benefit plan settlement loss	--	--	--	..05
Merger related expenses	2.13	--	2.16	--
Tropicana Las Vegas capitalized development costs write-off	--	--	..45	--
Nonrecurring income tax benefits	--	--	(.09)	--
Effect of dilution on net loss	.08	--	.08	--
As adjusted	$.35	$.38	$.72	$.67

Aztar Second Quarter Earnings Release
July 19, 2006                Page 7

Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.
Forward-Looking Information
This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The statements in this release that are not historical facts are forward-looking statements and may involve a number of risks and uncertainties. When used in this release, the terms "anticipate," "believe," "could," "continue," "estimate," "expect," "intend," "may," "objective," "plan," "possible," "potential," "pursue," "project," "will," "would" and similar expressions, or the negative formulation of these expressions, generally identify forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Generally, forward-looking statements express expectations for or about the future, rather than historical fact. Forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such statements. In addition to the risk factors identified elsewhere, important factors that could cause actual results or events to differ materially from those contemplated by such statements include, without limitation:

  the financial performance of each of Aztar and Columbia Entertainment through the completion of the merger;
  the ability of Columbia Entertainment to obtain the acquisition financing pursuant to its financing commitment letter agreement;
  any delays in securing the adoption of the merger agreement by our stockholders, and the risk that our stockholders do not adopt the merger agreement;
  the timing (including any possible delays) and receipt of regulatory approvals from various federal and state governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental authorities may deny approval of the merger;
  the possibility that the merger agreement is terminated and the merger is not completed, resulting in disruptions to our business and, under certain circumstances, requiring us to pay to Columbia Entertainment a termination fee of $55,228,000 and to reimburse Columbia Entertainment for its fees and expenses incurred in connection with the merger up to a maximum of $27,360,000 and to reimburse Columbia Sussex Corporation the $78,000,000 that was paid to Pinnacle in connection with the termination of the Pinnacle merger agreement;
  legislative and regulatory matters, changes in government regulation, and regulatory action resulting from market conduct activity, including the potential (1) legalization of gaming in additional states, (2) tax increases in our states of operation or (3) proscription or prohibition of smoking in our gaming facilities in our states of operation;

Aztar Second Quarter Earnings Release
July 19, 2006                Page 8
  increased competition in our markets, including from the potential legalization of gaming in additional states;
  general business conditions, including competitive practices and changes in customer demand, and general economic conditions that impact the performance of our operations;
  the potential impact of the announcement of the merger, and the merger, on relations with customers, partners, suppliers, vendors and other third parties;
  the cyclical nature of the gaming and hospitality business;
  the effects of weather;
  those factors relating to terrorism and the uncertainty of war and fuel costs and other factors affecting discretionary consumer spending;
  adverse outcomes of legal proceedings and development of and changes in claims or litigation reserves, including those related to the extent and timing of our recoveries from our insurance carriers for our various losses suffered in connection with the accident on October 30, 2003 on the site of the Tropicana Casino and Resort in Atlantic City, New Jersey;
  the potential relative underperformance of the Tropicana Resort and Casino in Las Vegas, Nevada, due to our reduced efforts to engage in marketing of, and accepting reservations at, this property until the date of the merger agreement, in light of our previously contemplated redevelopment of the site;
  the potential inability of us or Columbia Entertainment to satisfy the closing conditions in the merger agreement;
  reliance on key personnel; and
  other risks and uncertainties that may be referred to in our reports and other documents filed with the SEC from time to time.

         Forward-looking statements made in this release express expectations only as of the date they are made. We do not undertake any obligation to update or revise such statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by applicable law.

Additional Information and Where to Find It
This release may be deemed to be solicitation material in respect of the proposed merger of Aztar and Columbia Entertainment. In connection with the proposed merger, Aztar plans to file a proxy statement with the SEC. On July 14, 2006, Aztar filed a preliminary proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF AZTAR ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Aztar. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Aztar with the SEC, at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, when it

Aztar Second Quarter Earnings Release
July 19, 2006                Page 9

becomes available, and Aztar's other filings with the SEC may also be obtained from Aztar. Free copies of Aztar's filings may be obtained by directing a request to Aztar Corporation, 2390 East Camelback Road, Suite 400, Phoenix, Arizona 85016, Attention: Secretary.

Aztar, Columbia Entertainment and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Aztar's stockholders in favor of the proposed merger. Information regarding Aztar's directors and executive officers is available in Aztar's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 10, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Contact: Joe Cole, Aztar Corporation, 602-381-4111

Aztar Corporation and Subsidiaries
Consolidated Statements of Operations (unaudited)
For the periods ended June 30, 2006 and June 30, 2005
(in thousands, except per share data)
	Second Quarter		Six Months
	2006	2005	2006	2005
Revenues
Casino	$165,686	$166,142	$335,118	$330,804
Rooms	27,911	28,098	53,258	53,226
Food and beverage	14,914	14,976	29,815	29,793
Other	13,415	12,183	25,005	23,491
	221,926	221,399	443,196	437,314
Costs and expenses
Casino	66,137	65,865	133,787	132,395
Rooms	12,639	12,696	24,258	23,694
Food and beverage	14,726	14,334	29,255	28,365
Other	7,390	7,574	14,632	14,909
Marketing	20,527	23,429	40,634	47,815
General and administrative	22,180	21,875	45,796	47,075
Utilities	5,647	5,822	11,850	12,084
Repairs and maintenance	7,076	6,551	13,937	13,008
Provision for doubtful accounts	585	329	1,078	707
Property taxes and insurance	8,843	7,559	17,465	15,875
Rent	2,408	2,085	4,738	4,023
Construction accident related	1,997	860	3,641	1,269
Construction accident insurance recoveries	(3,569)	(301)	(8,358)	(526)
Merger related	80,476	--	81,360	--
Depreciation and amortization	17,003	15,906	35,242	31,497
Tropicana Las Vegas capitalized development
costs write-off	--	--	26,021	--
	264,065	184,584	475,336	372,190

Operating income (loss)	(42,139)	36,815	(32,140)	65,124

Other income (expense)	(398)	2,855	2,242	4,428
Interest income	526	294	920	536
Interest expense	(14,147)	(14,206)	(28,283)	(28,068)

Income (loss) from continuing operations before
income taxes	(56,158)	25,758	(57,261)	42,020

Income taxes	(10,880)	(10,848)	(7,267)	(17,954)

Income (loss) from continuing operations	(67,038)	14,910	(64,528)	24,066
Discontinued operations, net of income taxes	931	543	1,635	1,298

Net income (loss)	$ (66,107)	$15,453	$(62,893)	$25,364
	=======	=======	=======	=======
Earnings per common share assuming no dilution:
Income (loss) from continuing operations	$ (1.87)	$.42	$ (1.82)	$.67
Discontinued operations, net of income taxes	.03	.01	.05	.04
Net income (loss)	$ (1.84)	$.43	$ (1.77)	$.71

Earnings per common share assuming dilution:
Income (loss) from continuing operations	$ (1.87)	$.40	$ (1.82)	$.64
Discontinued operations, net of income taxes	.03	.01	.05	.04
Net income (loss)	$ (1.84)	$.41	$ (1.77)	$.68

Weighted-average common shares applicable to:
Earnings per common share assuming no dilution	36,150	35,141	36,014	34,965
Earnings per common share assuming dilution	36,150	36,980	36,014	36,929

Aztar Corporation and Subsidiaries
Consolidated Balance Sheet Summaries (unaudited)
 (in thousands)
	June 30, 2006	December 31, 2005
Assets
Cash and cash equivalents	$75,322	$86,361
Other current assets	76,348	62,476
Total current assets	151,670	148,837
Assets held for sale	33,513	33,559
Investments	26,764	25,215
Property and equipment	1,207,706	1,211,887
Intangible assets	33,069	33,331
Other assets	86,039	102,505
	$1,538,761	$1,555,334
	=========	=========

Liabilities and Shareholders' Equity
Current portion of long-term debt	$1,283	$1,293
Other current liabilities	130,009	126,295
Merger termination fee reimbursement	78,000	--
Liabilities related to assets held for sale	2,064	2,495
Total current liabilities	211,356	130,083
Long-term debt	675,037	721,676
Other long-term liabilities	60,105	62,425
Series B convertible preferred stock	4,382	4,620
Shareholders' equity	587,881	636,530
	$1,538,761	$1,555,334
	=========	=========